                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                                       [X]
Filed by a Party other than the Registrant                    [ ]

Check the appropriate box:

[ ]        Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]        Definitive Proxy Statement
[ ]        Definitive Additional Materials
[ ]        Soliciting Material Pursuant to Section 240.14a-11(c) or Section
           240.14a-12

                                 Hot Topic, Inc.
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X]        No fee required.
[ ]        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
           0-11.

1.         Title of each class of securities to which transaction applies:


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2.         Aggregate number of securities to which transaction applies:


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3.         Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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4.         Proposed maximum aggregate value of transaction:


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5.         Total fee paid:



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[ ]        Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.         Amount Previously Paid:


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

                                 HOT TOPIC, INC.
                            18305 E. SAN JOSE AVENUE
                       CITY OF INDUSTRY, CALIFORNIA 91748

                      NOTICE OF ANNUAL MEETING SHAREHOLDERS
                           TO BE HELD ON JUNE 28, 2000

TO THE SHAREHOLDERS OF HOT TOPIC, INC.:

           NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of HOT TOPIC, INC., a California corporation (the "Company"), will be held on Wednesday, June 28, 2000 at 10:00 a.m. local time at 18305 E. San Jose Avenue, City of Industry, California 91748 for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To approve the Company's 1996 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 950,000 shares.

3. To approve the Company's 1996 Non-Employee Directors' Stock Option Plan, as amended, to (i) provide for automatic grants to each non-employee director other than the Chairman of options to purchase 10,000 shares upon becoming a member of the Board of Directors and 2,500 shares on the date of each annual meeting of shareholders, commencing with the 2000 annual meeting, (ii) provide for an automatic grant to the Chairman of the Board of options to purchase 15,000 shares upon becoming Chairman (less the number of shares subject to options granted upon such person's initial election to the Board, if an incumbent director is appointed Chairman), and additional grants of 3,750 shares on the date of each annual meeting of shareholders, commencing with the 2000 annual meeting; and (iii) provide for discretionary grants to non-employee directors of options to purchase shares in amounts deemed appropriate by the Board of Directors.

4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending February 3, 2001.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

           The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

           The Board of Directors has fixed the close of business on May 4, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. If you plan on attending the Annual Meeting, please call Jay A. Johnson at the Company at 626-839-4681.

                                       By Order of the Board of Directors

                                       /s/ JAY A. JOHNSON
                                       ---------------------------
                                       JAY A. JOHNSON
                                       Assistant Secretary


City of Industry, California
May 23, 2000

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           ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN
PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
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


                                 HOT TOPIC, INC.

                            18305 E. SAN JOSE AVENUE
                       CITY OF INDUSTRY, CALIFORNIA 91748

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  May 23, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

           The enclosed proxy is solicited on behalf of the Board of Directors of Hot Topic, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on June 28, 2000, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's headquarters, at 18305 E. San Jose Avenue, City of Industry, California 91748. The Company intends to mail this proxy statement and accompanying proxy card on or about May 23, 2000, to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

           The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

           Only holders of record of Common Stock at the close of business on May 4, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 4, 2000 the Company had outstanding and entitled to vote 9,834,791 shares of Common Stock.

           Except as provided below, each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

           All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

REVOCABILITY OF PROXIES

           Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Assistant Secretary of the Company at the Company's principal executive office, 18305 E. San Jose Avenue, City of Industry, California 91748, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

           The deadline for submitting a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 annual meeting of shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 15, 2001. Shareholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so by written notice delivered to or mailed and received at the principal executive office of the Company no later than February 22, 2001. Shareholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                       2.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS



           There are seven nominees for the seven Board positions authorized as of the date of the meeting by the Board of Directors as permitted in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company.

           Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

           The seven candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

                                       3.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

           The names of the nominees and certain information about them are set forth below:


NAME                                                         AGE      POSITION
----------------------------------------------------         ---      --------------------------------------------
Robert M. Jaffe .....................................         48      Chairman of the Board of Directors
Orval D. Madden .....................................         51      Chief Executive Officer and Director
Elizabeth M. McLaughlin..............................         39      President and Director
Edgar F. Berner .....................................         68      Director
Andrew Schuon .......................................         35      Director
Corrado Federico ....................................         59      Director
Bruce A. Quinnell....................................         51      Director

           Robert M. Jaffe has been Chairman of the Board of Directors of the Company since September 1992. Mr. Jaffe has served as President and Chief Executive Officer of Sorrento Associates, Inc. (the general partner of the Sorrento Venture funds, several of which are shareholders of the Company) since 1985. Mr. Jaffe previously was an investment banker with Merrill Lynch Capital Markets, Salomon Brothers and Goldman, Sachs & Company.

           Orval D. Madden founded Hot Topic in 1988, and has been the Company's Chief Executive Officer and a director since its inception. He was also the Company's President from inception until February 2000. Prior to founding Hot Topic, Mr. Madden was a Senior Vice President of Federated Department Stores' Children's Place and Accessory Place divisions, and was a Divisional Vice President for Carter-Hawley-Hale Stores' Broadway and Weinstock's Department Store division. In 1993, Mr. Madden was recognized as regional California retailing "Entrepreneur Of The Year" in a competition sponsored by Ernst & Young, Merrill Lynch, and Inc. Magazine.

           Elizabeth M. McLaughlin was promoted to President of the Company in February 2000 and elected as a director of the Company in May 2000. From June 1998 through February 2000, Ms. McLaughlin was the Company's Senior Vice President, General Merchandise Manager and from June 1996 through May 1998, Ms. McLaughlin was the Company's Vice President, General Merchandise Manager. Ms. McLaughlin was the Company's Vice President, Operations from May 1993 through May 1996. From 1985 to May 1993, she held various positions with Millers Outpost including, Director of Stores, Director of Planning and Divisional Merchandise Manager. From 1978 to 1985, she held various positions with The Broadway.

           Edgar F. Berner has been a director of the Company since 1990. Mr. Berner is a private investor and consultant to emerging growth companies. Mr. Berner is Vice President and on the Board of Directors of Real Age, Inc. Mr. Berner currently serves as a director of Garden Fresh, Inc., a publicly traded restaurant chain, and Barbeques Galore Ltd., a publicly traded chain of barbeque stores. From 1991 to February 1999, Mr. Berner served as Chairman of the Board of Sweet Factory, Inc., a retail candy store chain, and he also served as Chief Executive Officer of that company from 1991 to January 1996.

           Andrew Schuon has been a director of the Company since January 1998. Mr. Schuon is also a director of E4L, Inc. and FTM Media Inc. Since December 1999, Mr. Schuon has been President and Chief Operating Officer of the Universal Music Group's music business, Farmclub.com. From March 1998 to November 1999, he was Executive Vice President/General Manager of Warner Bros. Records Inc. From 1992 to 1997, Mr. Schuon served as Executive Vice President of MTV where he was responsible for programming, music, production and talent.

           Corrado Federico has been director of the Company since December 1997. Mr. Federico is also a director of Bebe, Inc., a contemporary women's fashion chain with approximately 90 stores throughout the United States and the President of Corado, Inc., a land development company specializing in affordable housing. From 1986 to 1991, Mr. Federico served as President and CEO of ESPRIT, Inc.'s United States apparel, retail and mail order operations.

                                       4.

           Bruce A. Quinnell has been a director of the Company since September 1998. Mr. Quinnell is Vice Chairman of Borders Group, Inc. Mr. Quinnell was the President and Chief Operating Officer of Borders Group, Inc. from 1997 to 1999 and from 1994 to 1997, he was the President and Chief Operating Officer of Waldenbooks, a subsidiary of Borders Group, Inc.

DIRECTORS NOT CONTINUING AFTER THE ANNUAL MEETING

           Stanley E. Foster has been a director of the Company since 1990. He is also a director of Postal Annex, Accucom, Western Financial Savings Bank, WFS Financial, Carttronics, Inc., WestCorp, Arborvida, and a former Chairman of the Executive Committee of Pace Membership Warehouse, Inc. Mr. Foster is the President and CEO of Foster Investment Corporation.

BOARD COMMITTEES AND MEETINGS

           During fiscal 1999 the Board of Directors held four regular quarterly and three special meetings. The Board has an Audit Committee, a Compensation Committee and a Real Estate Committee.

           The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. During fiscal 1999, the Audit Committee was composed of three non-employee directors: Messrs. Foster, Berner and Quinnell. The Board of Directors will select a replacement for Mr. Foster when his tenure as a director ends or at the date of the annual meeting of shareholders. The Audit Committee met two times during fiscal 1999.

           The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During fiscal 1999, the Compensation Committee was composed of one employee director and four non-employee directors: Messrs. Madden, Jaffe, Foster, Schuon and Quinnell. The Board of Directors will select a replacement for Mr. Foster when his tenure as a director ends or at the date of the annual meeting of shareholders. The Compensation Committee met one time during fiscal 1999.

           The Real Estate Committee evaluates and approves potential store sites. The Real Estate Committee is currently composed of two employee directors and two non-employee directors: Messrs. Madden, Berner and Federico and Ms. McLaughlin. It met nineteen times during fiscal 1999.

           During fiscal 1999, each Board member, except for Mr. Foster, attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively. Mr. Foster was unable to attend the only Compensation Committee meeting during fiscal 1999.

                                       5.

                                   PROPOSAL 2

               APPROVAL OF 1996 EQUITY INCENTIVE PLAN, AS AMENDED


           In January 1993, the Company adopted, and the shareholders subsequently approved, the Company's 1993 Stock Option Plan (the "1993 Plan"). In June 1996, the Company adopted, and the shareholders subsequently approved, an amended and restated version of the 1993 Plan, and retitled it the 1996 Equity Incentive Plan (as amended thereafter, the "1996 Plan"). Under the 1996 Plan, 2,500,000 shares of the Company's Common Stock are reserved for issuance pursuant to the exercise of stock awards granted to employees, directors and consultants. As of April 3, 2000, options covering an aggregate of 2,497,258 shares of the Company's Common Stock had been granted, and there remained 2,742 shares of the Company's Common Stock reserved for issuance under the 1996 Plan.

           On February 24, 2000, the Compensation Committee, pursuant to authority granted by the Board, approved an amendment to the 1996 Plan, subject to shareholder approval, to increase the number of shares authorized for issuance under the 1996 Plan by 950,000 shares. The Compensation Committee adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.

           Shareholders are requested in this Proposal 2 to approve the 1996 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1996 Plan, as amended. Abstentions and broker non-votes are counted toward a quorum but are not counted for any purpose in determining whether a matter is approved.

           If the 1996 Plan, as amended, is not approved, the Company will not be able to grant additional options beyond the 2,742 shares remaining under the 1996 Plan, except to the extent of canceled or expired options under the 1996 Plan.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

           The essential features of the 1996 Plan are as follows:

GENERAL

           The 1996 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1996 Plan are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1996 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

           The 1996 Plan was adopted to provide a means by which selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 2,281 (as of April 8, 2000) employees and consultants are eligible to participate in the 1996 Plan.

ADMINISTRATION

           The 1996 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1996 Plan and, subject to the provisions of the 1996 Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate


                                       6.

administration of the 1996 Plan to a committee composed of not fewer than two members of the Board, who may also be "outside directors" within the meaning of
Section 162(m) of the Code. The Board has delegated administration of the 1996 Plan to the Compensation Committee of the Board. As used herein with respect to the 1996 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

ELIGIBILITY

           Incentive stock options may be granted under the 1996 Plan only to employees (including officers) of the Company and its affiliates. Stock awards other than incentive stock options and stock appreciation rights appurtenant thereto may be granted only to employees, directors or consultants.

           No option may be granted under the 1996 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock option grants, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

STOCK SUBJECT TO THE 1996 PLAN

           If options granted under the 1996 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1996 Plan. Absent shareholder approval of this Proposal 2, future stock options granted under the 1996 Plan therefore may not currently exceed in the aggregate 2,500,000 shares of the Company's Common Stock, subject to potential increase as described in the foregoing sentence.

TERMS OF OPTIONS

           The following is a description of the permissible terms of options under the 1996 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

           Exercise Price; Payment. The exercise price of incentive stock options under the 1996 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1996 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. Deductions for compensation attributable to the exercise of such options with exercise prices below market value could be limited by Section 162(m). See "Federal Income Tax Information." At April 3, 2000, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $35.875 per share.

           In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. To the extent required by Section 162(m), an option repriced under the 1996 Plan is deemed to be canceled and a new option granted.

           The exercise price of options granted under the 1996 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,
(ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

           Option Exercise. Options granted under the 1996 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1996 Plan typically vest over a four year period with 25% vesting one year from the date of grant and 6.25% of the remaining shares vesting quarterly thereafter. Shares covered by options granted in the future under the 1996 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1996 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding

                                       7.

obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

           Term. The maximum term of options under the 1996 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1996 Plan terminate 30 days after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within 30 days after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within one year of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

ADJUSTMENT PROVISIONS

           If there is any change in the stock subject to the 1996 Plan or subject to any option granted under the 1996 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1996 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

           The 1996 Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the 1996 Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue options outstanding under the 1996 Plan, or to substitute similar options, then the time during which such options may be exercised will be accelerated and the options terminated if not exercised during such time. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

           The Board may suspend or terminate the 1996 Plan without shareholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1996 Plan will terminate on June 14, 2006.

           The Board may also amend the 1996 Plan at any time or from time to time. However, no amendment will be effective unless approved by the shareholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires shareholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires shareholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the 1996 Plan for shareholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

                                       8.

RESTRICTIONS ON TRANSFER

           Under the 1996 Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option may be transferred by the optionee upon such terms and conditions set forth in the Option Agreement. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

           Incentive Stock Options. Incentive stock options under the 1996 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

           There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

           If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The maximum ordinary income rate is effectively 39.6% at the present time. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on the length of time the stock was held. For individuals, short-term capital gain is subject to federal income tax at a maximum rate of 39.6%. Long-term capital gains are generally subject to a maximum federal income tax rate of 20% for individuals. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

           To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

           Nonstatutory Stock Options. Nonstatutory stock options granted under the 1996 Plan generally have the following federal income tax consequences:

           There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. The capital gain or loss will be long-term or short-term depending on the length of time the stock was held. Capital gain from the sale of assets that have a holding period of more than one year is subject to federal income tax at a maximum rate of 20% for individuals. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

           Potential Limitation on Company Deductions. Section 162(m) denies a deduction to any publicly held corporation for compensation paid to covered employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

                                       9.

           Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by shareholders.

INFORMATION REGARDING OPTION GRANTS

           The following table presents certain information with respect to options granted under the 1996 Plan for the fiscal year ended January 29, 2000, to (i) the executive officers of the Company named in the Summary Compensation Table under "Executive Compensation" below, (ii) all executive officers as a group and (iii) all non-executive officer employees as a group (non-employee directors have not been granted options under the 1996 Plan). Option grants are made by the Board or the Compensation Committee and the dollar value and number of shares of future grants to the executive officers named in the Summary Compensation Table below, all executive officers as a group and all non-executive officer employees as a group are not presently determinable. The number of options granted under the 1996 Plan in the fiscal year ended January 29, 2000, is not necessarily indicative of the number of such options that will be granted in the future.

                                NEW PLAN BENEFITS

                                                                                     1996 EQUITY INCENTIVE PLAN
                                                                      ------------------------------------------------------------

                                                                                                           NUMBER OF SHARES
NAME AND POSITION                                                     DOLLAR VALUE(1)                SUBJECT TO OPTIONS GRANTED(2)
-----------------                                                     ---------------                -----------------------------
Orval D. Madden .................................................        $  613,800                               90,000
Jay A. Johnson ..................................................        $  245,520                               36,000
Elizabeth M. McLaughlin .........................................        $  286,440                               42,000
Marc R. Bertone .................................................        $  245,520                               36,000
All Executive Officers as a Group ...............................        $1,554,960                              228,000
All Non-Executive Officer
Employees as a Group ............................................         2,116,754                              269,200

----------

(1) Represents the exercise price per share multiplied by the number of shares underlying the option(s).
(2) Represents the number of options granted under the 1996 Plan in fiscal 1999 and is not necessarily indicative of the number of such options that will be granted in the future.

                                   PROPOSAL 3

                     APPROVAL OF 1996 NON-EMPLOYEE DIRECTORS
                          STOCK OPTION PLAN, AS AMENDED

           In June 1996, the Board of Directors adopted, and the shareholders subsequently approved, the 1996 Non-Employee Directors Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for the automatic grant of nonstatutory stock options to purchase shares of Common Stock to non-employee directors of the Company. The maximum number of shares of Common Stock that may be issued pursuant to options granted under the Directors' Plan is 160,000. As of April 3, 2000, options to purchase an aggregate of 42,714 shares were outstanding, 9,648 shares had been issued upon exercise of options issued under the Directors' Plan and shares remained available for future grants under the Directors' Plan.

           On February 24, 2000, the Compensation Committee, pursuant to authority delegated by the Board, approved an amendment to the Directors' Plan, subject to shareholder approval, to (i) provide for automatic grants to each non-employee director other than the Chairman of options to purchase 10,000 shares upon becoming a member of the Board of Directors and 2,500 shares on the date of each annual meeting of shareholders, commencing with the 2000 annual meeting, (ii) provide for an automatic grant to the Chairman of the Board of options to purchase 15,000 shares upon becoming Chairman (less the number of shares subject to options granted upon such person's initial election to the Board, if an incumbent director is appointed Chairman), and additional grants of 3,750 shares on the date of each annual meeting of shareholders, commencing with the 2000 annual meeting; and (iii) provide for discretionary grants to non-employee directors of options to purchase shares in amounts deemed appropriate by the Board of Directors. The aggregate number of shares reserved for issuance under the Directors' Plan has not been adjusted.

           Shareholders are requested in this Proposal 3 to approve the Directors' Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Directors' Plan, as amended. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

           The essential features of the Directors' Plan are as follows:

PURPOSE

           The purpose of the Directors' Plan is to retain the services of persons now serving as non-employee directors of the Company (as defined below), to attract and to retain the services of persons capable of serving on the Board of Directors of the Company and to provide incentives for such persons to exert maximum efforts to promote the success of the Company.

ADMINISTRATION

           The Directors' Plan is administered by the Board of Directors of the Company. The Board has the final power to construe and interpret the Directors' Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board is authorized to delegate administration of the Directors' Plan to a committee of not fewer than three members of the Board. The Board has not delegated administrative, interpretive and its other powers under the Plan to the Compensation Committee.

ELIGIBILITY

           The Directors' Plan provides that options may be granted only to non-employee directors of the Company. A "Non-Employee Director" is defined in the Directors' Plan as a director of the Company and its affiliates who is not otherwise an employee of the Company or any affiliate. Six of the Company's eight current directors are eligible to participate in the Directors' Plan.

STOCK SUBJECT TO THE DIRECTORS' PLAN

           If options granted under the Directors' Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the Directors' Plan.

TERMS OF OPTIONS

           Each option under the Directors' Plan is subject to the following terms and conditions:

           Non-Discretionary Grants. Option grants under the current Directors' Plan are non-discretionary. The current Director s' Plan provides that each non-employee director will be automatically granted an option to purchase 5,000 shares upon becoming a member of the Board of Directors. Thereafter, so long as the director continues to serve on the Board, on the date of each annual meeting of the shareholders of the Company, the director will be automatically granted an option to purchase 1,250 shares.

           If the shareholders approve this Proposal 3, each non-employee director will be automatically granted an option to purchase 10,000 shares upon becoming a member of the Board of Directors. Thereafter, so long as the director continues to serve on the Board, on the date of each annual meeting of shareholders of the Company, the director will be automatically granted an option to purchase 2,500 shares. In addition, upon appointment as Chairman of the Board, the Chairman will receive an automatic grant such that the aggregate initial grant to the Chairman, including amounts previously granted upon initial election to the Board if the Chairman is an incumbent director upon appointment as Chairman, is 15,000 (i.e., a Chairman appointed as Chairman upon election to the Board would be granted an option to purchase 15,000 shares, while upon appointment as Chairman a director who previously received an option to purchase 5,000 shares upon election to the Board would be granted an option to purchase 10,000 shares, bringing the directors' "initial grants" to 15,000 shares). Thereafter, so long as the Chairman continues to serve as Chairman of the Board, on the date of each annual meeting of shareholders of the Company, the Chairman will be automatically granted an option to purchase 3,750 shares. In addition, if the shareholders approve this Proposal 3, discretionary grants will be permitted to non-employee directors of options to purchase shares in amounts deemed appropriate by the Board of Directors.

           Option Exercise. An option granted under the Directors' Plan shall vest as to 25% of the underlying shares one year following the date of grant, and as to 6.25% of the underlying shares each quarter thereafter. Such vesting is conditioned upon continued service as a director or employee of or consultant to the Company or any affiliate of the Company.

           Exercise Price; Payment. The exercise price of options granted under the Directors' Plan is equal to 100% of the fair market value of the Common Stock subject to such option on the date such option is granted.

           Transferability; Term. Under the Directors' Plan, an option may not be transferred by the optionee, except by will or the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.

           The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") ten years from the date of grant. If the optionee's service as a non-employee director of the Company terminates for any reason or for no reason, the option will terminate on the earlier of the Expiration Date or the date 30 days following the date of termination of service; provided, however, that if such termination of service is due to the optionee's death, the option will terminate on the earlier of the Expiration Date or one year following the date of the optionee's death. In any and all circumstances, an option may be exercised following termination of the option's service as a non-employee director of the Company only as to that number of shares as to which it was exercisable on the date of termination of such service.

           Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors' Plan as may be determined by the Board of Directors.

ADJUSTMENT PROVISIONS

           If there is any change in the stock subject to the Directors' Plan or subject to any option granted under the Directors' Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating, dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of share subject to the plan and the class, number of shares and price per share of stock subject to outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

           In the event of a dissolution, liquidation of the Company, a specified type of merger or consolidation or other corporate reorganization, to the extent permitted by law, the time during which outstanding options may be exercised will be accelerated, provided that the options will be terminated if not exercised prior to such event. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

           The Board of Directors may amend, suspend or terminate the Directors' Plan at any time or from time to time; provided, however, that the Board may not amend the Directors' Plan with respect to the amount, price or timing of grants more often than once every six months other than to comport with changes to the Code or the Employee Retirement Income Security Act ("ERISA"). No amendment will be effective unless approved by the shareholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (i) increase the number of shares reserved for options under the plan; (ii) modify the requirements as to eligibility for participation in the plan (to the extent such modification requires shareholder approval in order for the plan to comply with the requirements of Rule 16b-3); or (iii) modify the plan in any other way if such modification requires shareholder approval in order for the plan to meet the requirements of Rule 16b-3.

FEDERAL INCOME TAX INFORMATION

           Stock options granted under the Directors' Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options.

           The following is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Directors' Option Plan, does not purport to be complete and does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

           Options granted under the Directors' Plan are nonstatutory options. There are no tax consequences to the optionee or the Company by reason of the grant of nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Because the optionee is a director of the Company, under existing laws, the date of taxation (and the date of measurement of taxable ordinary income) may in some instances be deferred unless the optionee files an election under Section 83(b) of the Code. The filing of a Section 83(b) election with respect to the exercise of an option may affect the time of taxation and the amount of income recognized at each such time. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of such option. Such capital gain or loss will be long-term or short-term depending on the length of time the stock was held. Capital gain from the sale of assets that have a holding period of more than one year is subject to federal income tax at a maximum rate of 20% for individuals.

INFORMATION REGARDING OPTION GRANTS

           The following table presents certain information with respect to options granted under the Directors' Plan for the fiscal year ended January 29, 2000 to (i) non-employee directors (employees, officers and employee directors are not eligible to participate in the Directors' Plan) and (ii) all non-employee directors as a group. Option grants under the current Directors' Plan are non-discretionary. In the event the shareholders approve this Proposal 3, (i) the Chairman of the Board will receive automatic grants of options to purchase 15,000 shares upon becoming a Chairman of the Board of Directors (less the amount of shares granted pursuant to option grants upon initial election to the Board, in the event an incumbent director becomes Chairman) and 3,750 shares on the date of each annual meeting of shareholders, commencing with the 2000 annual meeting; (ii) each director will receive automatic grants of options to purchase 10,000 shares upon becoming a member of the Board of Directors and 2,500 shares on the date of each annual meeting of shareholders, commencing with the 1999 annual meeting, and (iii) non-employee directors may receive discretionary grants of options to purchase shares in an amount deemed appropriate by the Board of Directors.

                                NEW PLAN BENEFITS


                                                                                 1996 NON-EMPLOYEE DIRECTORS PLAN
                                                                      ------------------------------------------------------------
                                                                                                           NUMBER OF SHARES
NAME                                                                  DOLLAR VALUE(1)                SUBJECT TO OPTIONS GRANTED(2)
-----                                                                 ---------------                -----------------------------
Robert M. Jaffe ......................................................      $ 29,700                                2,500
Edgar F. Berner ......................................................      $ 29,700                                2,500
Stanley E. Foster ....................................................      $ 29,700                                2,500
Andrew Schuon ........................................................      $ 29,700                                2,500
Corrado Federico .....................................................      $ 29,700                                2,500
Bruce A. Quinnell ....................................................      $ 29,700                                2,500
All Non-Employee Directors as a Group ................................      $178,200                               15,000

--------
(1) Represents the exercise price per share multiplied by the number of shares underlying the option(s).

(2) Represents the number of options granted under the Directors' Plan in fiscal 1999 and is not necessarily indicative of the number of such options that will be granted in the future.

                                   PROPOSAL 4

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS



           The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending February 3, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1988. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

           Shareholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

           The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to ratify the selection of Ernst & Young LLP. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



           The following table sets forth certain information regarding the ownership of the Company's Common Stock as of April 3, 2000 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and
(iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. All share information gives effect to the 2 for 1 stock split effected by the Company in December 1999.


                                                                            SHARES BENEFICIALLY OWNED (1)
                                                                            -----------------------------
                                                                                      NUMBER OF                 PERCENT OF
                DIRECTORS, OFFICERS AND 5% SHAREHOLDERS                                 SHARES                    TOTAL
-----------------------------------------------------------------------     ------------------------------    ---------------
Driehaus Capital Management, Inc. ...................................                    935,737                    9.6%
      25 East Erie Street
      Chicago, IL  60611
Pilgrim Baxter & Associates .........................................                    519,400                    5.3%
      825 Duportail Road
      Wayne, PA 19087
Robert M. Jaffe (2) .................................................                    262,835                    2.7%
      Sorrento Associates, Inc. .....................................
      4370 La Jolla Village Drive, Suite 1040
      San Diego, CA 92122
Stanley E. Foster (3) ...............................................                    555,614                    5.7%
      Foster Investment Corporation
      705 12th Avenue
      San Diego, CA 92101
Orval D. Madden (4) .................................................                    217,069                    2.2%
Edgar F. Berner (5) .................................................                     64,434                      *
Elizabeth M. McLaughlin (6) .........................................                     98,711                    1.0%
Jay A. Johnson (7) ..................................................                     52,404                      *
Marc R. Bertone (8) .................................................                     18,638                      *
Andrew Schuon (9) ...................................................                      1,406                      *
Corrado Federico (10) ...............................................                      7,500                      *
Bruce A. Quinnell  (11) .............................................                      1,875                      *
Cindy Levitt (12) ...................................................                     27,529                      *
All executive officers and directors as a group
(11 persons) (13) ...................................................                  1,308,015                   12.9%

------------
* Less than one percent.
(1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 9,775,373 shares outstanding on April 3, 2000, adjusted as required by rules promulgated by the SEC.
(2) Includes 163,949 shares held by the Robert M. Jaffe Trust of which Mr. Jaffe is Trustee. Also includes 26,044 shares held by Sorrento Associates, Inc.; 15,356 shares held by, and 4,678 shares subject to options exercisable within 60 days of April 3, 2000 held by, Sorrento Ventures II, L.P.; and 48,800 shares held by, and 4,008 shares subject to options exercisable within 60 days of April 3, 2000 held by, Sorrento Ventures IIB, L.P. Mr. Jaffe is the President and Chief Executive Officer of Sorrento Associates, Inc., which is the general partner of Sorrento Ventures, Sorrento Equity Partners, L.P. and Sorrento Equity Partners II, L.P. Sorrento Equity Partners, L.P. is the general partner of Sorrento Ventures II, L.P. and Sorrento Equity Partners II, L.P. is the general partner of Sorrento Ventures IIB, L.P.

      Mr. Jaffe disclaims beneficial ownership of shares held by all such entities, except to the extent of his pecuniary or pro rata interest in such shares.
(3) Includes 525,240 shares held by The Stanley E. Foster and Pauline M. Foster Trust of which Mr. Foster is co-trustee and 30,374 shares subject to options exercisable within 60 days of April 3, 2000 held by Mr. Foster.
(4) Includes 95,794 shares held jointly by The Orval and LeAnn Madden Trust of which Mr. Madden is the trustee, and 54,401 shares subject to options exercisable within 60 days of April 3, 2000 held by Mr. Madden. Also includes 11,000 shares held by and 1,473 shares subject to options exercisable within 60 days of April 3, 2000 held by LeAnn Madden.
(5) Includes 59,090 shares held by The Edgar F. Berner Trust, of which Mr. Berner is trustee, and 3,000 shares held by The Julia A. Berner Trust, of which Mr. Berner's wife is the trustee. Also includes 2,344 shares subject to options exercisable within 60 days of April 3, 2000.
(6) Includes 91,875 shares subject to options exercisable within 60 days of April 3, 2000.
(7) Includes 41,510 shares subject to options exercisable within 60 days of April 3, 2000.
(8) Includes 18,554 shares subject to options exercisable within 60 days of April 3, 2000.
(9) Includes 1,406 shares subject to options exercisable within 60 days of April 3, 2000.
(10) Includes 7,500 shares subject to options exercisable within 60 days of April 3, 2000.
(11) Includes 1,875 shares subject to options exercisable within 60 days of April 3, 2000.
(12) Includes 16,752 shares subject to options exercisable within 60 days of April 3, 2000.
(13)  Includes shares as described in the notes above, as applicable.

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(a)

           Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

           To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

           As consideration for service on the Company's Board of Directors, each director is reimbursed for reasonable out-of-pocket expenses in connection with such director's travel to and attendance at Board and committee meetings. Non-employee directors receive a $4,000 fee for their attendance at each regularly scheduled quarterly Board meeting, a $500 fee for their attendance at each special meeting of the Board and a $500 fee for their attendance at each committee meeting, except that no director can be compensated more than $2,000 annually for meetings of a particular committee. Effective February 24, 2000, the Chairman of the Board receives a $6,000 fee for his attendance at each regularly scheduled quarterly Board meeting, a $750 fee for his attendance at each special meeting of the Board and a $750 fee for his attendance at each committee meeting. In fiscal 1999, the total compensation paid to non-employee directors was $135,000.

           Each non-employee director of the Company also receives stock option grants under the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

           The descriptions provided in this paragraph do not account for amendments to the Directors' Plan approved in February 2000 and concerning which the approval of the shareholders of the Company is being sought. Option grants under the current Directors' Plan are non-discretionary. Each non-employee director is automatically granted an option to purchase 5,000 shares upon becoming a member of the Board of Directors and an option to purchase 1,250 shares upon each annual meeting of shareholders of the Company. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is the fair market value of the Common Stock subject to the option on the date of the option grant. An option granted under the Directors' Plan may not be exercised until the date upon which the optionee, or the affiliate of such optionee, as the case may be, has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option shall become exercisable as to 25% of the option shares and 6.25% of the option shares shall become exercisable each quarter thereafter in accordance with its terms. The term of options granted under the Directors' Plan is four years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

           During the last fiscal year, the Company granted options to purchase 2,500 shares under the Directors' Plan at an exercise price per share of $11.88 on June 1, 1999, to each director other than Mr. Madden.

COMPENSATION OF EXECUTIVE OFFICERS

           The following table shows for the fiscal years ended January 29, 2000, January 30, 1999 and January 31, 1998 compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other highest compensated executive officers of the Company who earned more than $100,000 in fiscal 1999 (collectively, the "Named Executive Officers"):


                                                SUMMARY COMPENSATION TABLE
                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                         ANNUAL COMPENSATION            AWARDS
                                                       -------------------------     -------------
                                                                                       SECURITIES          ALL OTHER
NAME AND PRINCIPAL                                       SALARY          BONUS         UNDERLYING           COMPEN
POSITION                                    YEAR          ($)            ($)(1)         OPTIONS            -SATION($)
--------------------------------------      ----       ---------       ---------     --------------       ------------
Orval D. Madden,                            1999       $ 300,000       $ 574,000          90,000(3)       $  18,736(4)
    Chief Executive Officer (2)             1998       $ 300,000       $ 150,000          42,000          $  19,576(4)
                                            1997       $ 300,000       $ 150,000         100,000          $  13,105(4)


Elizabeth M. McLaughlin,                    1999       $ 194,500       $ 250,000          42,000(3)       $  10,901(6)
    President (5)                           1998       $ 187,000       $  60,000          20,000          $  10,471(6)
                                            1997       $ 170,000       $  60,000          50,000          $   4,494(6)


Jay A. Johnson,                             1999       $ 193,329       $ 110,854          36,000(3)       $   6,751(7)
    Chief Financial Officer and             1998       $ 184,200       $  60,000          20,000          $   2,003(7)
    Assistant Secretary                     1997       $ 166,300       $  60,000          50,000          $   3,418(7)


Marc R. Bertone,                            1999       $ 190,050       $ 109,577          36,000(3)       $  10,113(8)
    Vice President,                         1998       $ 175,400       $  64,429          12,000          $  10,872(8)
    Real Estate and Construction            1997       $ 162,000       $  55,000          25,000          $   7,171(8)

---------

(1) 1999 amounts reflect bonuses earned in fiscal 1999 and paid in fiscal 2000, 1998 amounts reflect bonuses earned in fiscal 1998 and paid in fiscal 1999, and 1997 amounts reflect bonuses earned in fiscal 1997 and paid in fiscal 1998.
(2) During fiscal 1999, Mr. Madden served as President and Chief Executive Officer of the Company.
(3)   Number of shares after giving effect to 2 for 1 split.
(4) Of these amounts $11,530, $12,480 and $5,371 represent an automobile allowance in fiscal 1999, fiscal 1998 and fiscal 1997, respectively; $5,241, $5,241 and $5,240 represent long-term disability insurance payments in fiscal 1999, fiscal 1998 and fiscal 1997, respectively; $1,965, $1,855 and $2,493 represents life insurance premiums paid in fiscal 1999, fiscal 1998 and fiscal 1997.
(5) During fiscal 1999, Ms. McLaughlin served as Vice President, General Merchandise Manager of the Company.
(6) Of these amounts $1,305, represents long-term disability insurance payments in each of fiscal 1999, fiscal 1998 and fiscal 1997, respectively; $9,596, $9,165 and $3,189 represent an automobile allowance in fiscal 1999, fiscal 1998 and fiscal 1997.
(7) Of these amounts $5,931 represents an automobile allowance in fiscal 1999; $820 represents life insurance premiums paid in fiscal 1998; $820, $1,183 and $3,418 represent long-term disability insurance premiums paid in fiscal 1999, fiscal 1998 and 1997, respectively.
(8) Of these amounts $8,323, $9,351 and $1,981 represent an automobile allowance in fiscal 1999, fiscal 1998 and fiscal 1997, respectively; $1,790, $1,550 and $5,190 represent long-term disability insurance payments in fiscal 1999, fiscal 1998 and 1997, respectively.

                        STOCK OPTION GRANTS AND EXERCISES

           The Company grants options to its executive officers under the 1996 Plan. As of April 3, 2000, options to purchase a total of 1,404,655 shares were outstanding under the 1996 Plan and options to purchase 2,742 shares remained available for grant thereunder.

                        OPTION GRANTS IN LAST FISCAL YEAR


The following table sets forth each grant of stock options made during the fiscal year ended January 29, 2000 to each of the Named Executive Officers:



                                                     INDIVIDUAL GRANTS
                            ---------------------------------------------------------------------


                            NUMBER OF     % OF TOTAL                                                  POTENTIAL REALIZABLE VALUE AT
                            SECURITIES      OPTIONS                                                   ASSUMED ANNUAL RATES OF STOCK
                              UNDER-      GRANTED TO                      MARKET                       PRICE APPRECIATION FOR
                              LYING        EMPLOYEES     EXERCISE OR       PRICE                            OPTION TERM (3)
                             OPTIONS       IN FISCAL     BASE PRICE       ON DATE     EXPIRATION      ------------------------------
NAME                        GRANTED(1)      YEAR(2)        ($/SH)         OF GRANT       DATE              5%              10%
------------------------    ----------    ----------     -----------     ----------   -----------     ------------------------------
Orval D. Madden              90,000         18.1%          $ 6.82          $ 6.82       02/22/09        $386,016        $978,239
Elizabeth M. McLaughlin      42,000          8.4%          $ 6.82          $ 6.82       02/22/09        $180,141        $456,512
Jay A. Johnson               36,000          7.2%          $ 6.82          $ 6.82       02/22/09        $154,406        $391,296
Marc R. Bertone              36,000          7.2%          $ 6.82          $ 6.82       02/22/09        $154,406        $391,296

--------------------

(1) Number of shares after giving effect to 2 for 1 split. Options become exercisable over a 4 year period with 25% vesting one year from the date of grant and 6.25% of the remaining shares vesting quarterly thereafter. The options will fully vest upon a change of control, as defined in the Company's option plans, unless the acquiring company assumes the options or substitutes similar options. The term of the options is ten years.

(2) Based on options to purchase 497,200 shares granted to employees in fiscal 1999, including the Named Executive Officers.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all shareholders.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

           The following table sets forth information with respect to the number and value of securities acquired upon the exercise of options by the Named Executive Officers during fiscal 1999 and the number and value of securities underlying unexercised options held by the Named Executive Officers as of January 29, 2000:


                                                                         NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                        UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                                                                     OPTIONS AT FISCAL YEAR-END(1)        AT FISCAL YEAR-END(2)
                                                                     -----------------------------    ------------------------------
                                SHARES ACQUIRED ON  VALUE REALIZED
NAME                                 EXERCISE         ON EXERCISE    EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                            ------------------  --------------   -----------     -------------    -----------     -------------
Orval D. Madden .............         160,724         $1,511,214            776         220,000         $  2,960       $1,591,288
Elizabeth M. McLaughlin .....          31,000         $  368,453         65,000         107,000         $254,375       $  774,913
Jay A. Johnson ..............          52,686         $  732,527         62,500          98,814         $238,438       $  680,550
Marc R. Bertone .............          35,452         $  331,107         13,556          70,992         $ 51,716       $  558,966

----------

(1) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of the Company's Common Stock.

(2) Based on the fair market value of the Common Stock as of January 29, 2000. Amounts reflected are based on the fair market value minus the exercise price and do not indicate that the optionee sold such stock.

                              EMPLOYMENT AGREEMENTS

           The Company entered into a letter employment agreement with Ms. McLaughlin in August 1994, which provided for an annual salary of $120,000, subject to adjustment by the Company, and which incorporated certain consulting requirements. Either party may terminate the agreement without cause upon nine months' notice, and during such nine month period, Ms. McLaughlin will serve as a consultant to the Company (for a minimum of ten hours per week) and will be compensated at a rate of two-thirds her most recent annual base salary. The letter agreement prohibits Ms. McLaughlin from competing against the Company during such time. The Company and Ms. McLaughlin are currently negotiating a new employment agreement to include provisions regarding annual base salary, bonus and stock options.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION (1)

           The Company's executive compensation program is administered by the Compensation Committee (the "Committee") of the Board of Directors. The Committee is appointed by the Board and is comprised of three non-employee directors and one employee director. The Committee advises the Board on all compensation matters concerning the Company's executive officers.

OVERALL COMPENSATION POLICY

           The Committee believes that in order for the Company to succeed it must be able to attract and retain qualified executives. The objective of the Committee in determining the type and amount of executive officer compensation is to provide a compensation package consisting of a base salary, bonus, and long term incentives in the form of stock options that allows the Company to attract and retain talented executive officers and to align their interests with those of shareholders.

BASE SALARY

           During fiscal 1999, the base salaries for the executive officers were intended to be competitive with salaries of similar executive positions in comparable companies in the Company's industry. Annual adjustments in base salaries are made effective at the beginning of the fiscal year for which they are intended to apply and therefore reflect in large part the prior year's business and individual performance achievements. The Chief Executive Officer's base salary for fiscal 1999 was determined in this manner to be $300,000, as noted in the summary compensation table.

BONUS

           Annual incentive bonuses are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer. Accordingly, the executive officers of the Company, including the Chief Executive Officer, participate in an annual executive incentive bonus plan ("Incentive Plan") which provides for cash bonuses based upon the Company's overall financial performance and the achievement of certain specified levels of profitability for the fiscal year. Awards are made by the Board upon receiving the Compensation Committee's recommendations. The Compensation Committee annually establishes targeted profitability levels for the ensuing fiscal year in conjunction with the Company's annual financial plan. Upon the achievement of various increasing levels of profitability above the minimum target level, the Committee may choose to increase bonuses accrued to the Incentive Plan. The purpose of the Incentive Plan is to reward and reinforce executive management's commitment to achieve levels of profitability and return consistent with increasing shareholder value.

           Cash bonuses earned under the Incentive Plan are paid each year upon completion of the Company's annual audit of the results of operations for the previous fiscal year by the Company's outside auditors.

--------------------

 (1) This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by eference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

LONG TERM INCENTIVES

           The final portion of the executive officers' compensation during fiscal 1999 consisted of incentive stock options as listed in this Proxy Statement in the table entitled "Option Grants in Last Fiscal Year." It is this award that the Company has utilized to provide long term incentives.

CHIEF EXECUTIVE OFFICER COMPENSATION

           During fiscal 1999, Mr. Orval Madden, President and Chief Executive Officer of the Company and member of the Board, received a base salary of $300,000, the same as in fiscal 1998, and was eligible to earn a bonus under a specific plan approved by the Committee. Among the factors considered by the Committee in its consideration of Mr. Madden's performance were net income results, new store openings, the Company's performance compared to a Peer Group performance and the further strengthening of the Company's personnel and systems infrastructure.

           Mr. Madden's incentive bonus award for fiscal 1999 earned under the plan was based substantially on the financial performance of the Company for the fiscal year 1999. On that basis, Mr. Madden received an annual incentive bonus award of $574,000.

           Mr. Madden was granted stock options under the 1996 Plan for 90,000 shares of Common Stock on February 22, 1999 at the option price of $6.82 per share.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

           Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. At this time, the amount of compensation (as defined for Code Section 162(m) purposes) paid to the Company's executive officers does not exceed the $1 million pay limit and will most likely not be affected by the statute and regulations in the near future. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

           The Compensation Committee has determined that stock options granted under the 1996 Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation."

                             Compensation Committee

                             Robert M. Jaffe
                             Stanley E. Foster
                             Andrew Schuon
                             Bruce A. Quinnell
                             Orval Madden

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           Messrs. Jaffe, Foster, Schuon, Quinnell and Madden currently serve as members of the Compensation Committee. Mr. Jaffe is President and Chief Executive Officer of Sorrento Associates, Inc., which is the general partner of Sorrento Ventures and Sorrento Equity Partners, L.P., the general partner of Sorrento Ventures II, L.P. and Sorrento Equity Partners II, L.P., the general partner of Sorrento Ventures IIB, L.P. Mr. Foster is a Co-Trustee of the Stanley & Pauline Foster Trust. Mr. Madden is currently the Chief Executive Officer of the Company. Compensation of Messrs. Jaffe, Foster, Schuon and Quinnell, as well as the other non-employee members of the Board, is determined by the entire Board with a view to attracting and retaining talented individuals to serve as directors. Compensation of Mr. Madden is determined by the non-employee members of the Board.

PERFORMANCE MEASUREMENT COMPARISON(1)

           The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq CRSP Retail Trade Index, and the Nasdaq Market Index for the period that commenced September 24, 1996 (the date on which the Company's Common Stock was first traded on the Nasdaq National Market System) and ended on January 29, 2000. The graph assumes that all dividends have been reinvested.

                       COMPARATIVE CUMULATIVE TOTAL RETURN
                             AMONG HOT TOPIC, INC.,
                NASDAQ MARKET INDEX AND NASDAQ RETAIL TRADE INDEX

                                    [GRAPH]

                             9/24/96  12/31/96  6/30/97  12/31/97  6/30/98  1/30/99  6/30/99  1/29/00
                             -------  --------  -------  --------  -------  -------  -------  -------
HOT TOPIC, INC.               100.00     75.60    86.12     87.08    90.91    49.28   103.35   131.58
NASDAQ RETAIL TRADE INDEX     100.00     93.95   100.97    110.67   135.23   136.73   130.04   110.00
NASDAQ MARKET INDEX           100.00    104.71   117.57    128.44   154.42   206.31   220.40   320.82

                     ASSUMES $100 INVESTED ON SEPT. 24, 1996
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING JAN. 29, 2000

---------------

(1) This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

           The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party be reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under California law and the Company's Bylaws. The Company has also entered and may in the future enter into employment agreements with certain of its executive officers. See "Employment Agreements."

                                  OTHER MATTERS

           The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                            By Order of the Board of Directors

                                            /S/ JAY A. JOHNSON
                                            --------------------------
                                            Jay A. Johnson
                                            Assistant Secretary

May 23, 2000

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR FISCAL 1999 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST
TO: ASSISTANT SECRETARY, HOT TOPIC, INC., 18305 E. SAN JOSE AVENUE, CITY OF INDUSTRY, CALIFORNIA 91748.

                                HOT TOPIC, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
               TO BE HELD ON JUNE 28, 2000, 10:00 A.M. LOCAL TIME

                             18305 E. SAN JOSE AVE.
                       CITY OF INDUSTRY, CALIFORNIA 91748


HOT TOPIC, INC.
18305 E. SAN JOSE AVENUE, CITY OF INDUSTRY, CA 91748                      PROXY
-------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JUNE 28, 2000.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS, 1, 2, 3 AND 4.

By signing the proxy, you revoke all prior proxies and appoint Orval D. Madden, Elizabeth M. McLaughlin and Jay A. Johnson, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.



                      See reverse for voting instructions.

                                                           ---------------------
                                                           COMPANY #
                                                           CONTROL #
                                                           ---------------------

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Hot Topic, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.












--------------------------------------------------------------------------------
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1. Election of directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected.

     01 Robert M. Jaffe
     02 Orval D. Madden
     03 Elizabeth M. McLaughlin
     04 Edgar F. Berner
     05 Andrew Schuon
     06 Corrado Federico
     07 Bruce A. Quinnell

     [ ] Vote FOR all nominees     [ ] Vote WITHHELD from all nominees

(INSTRUCTIONS TO WITHHOLD AUTHORITY TO VOTE FOR ANY ---------------------------- INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE
NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)       ----------------------------

                                Please fold here
--------------------------------------------------------------------------------

PROPOSAL 2: Approval of the Company's 1996 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 850,000 shares.

[ ] For                   [ ] Against                   [ ] Abstain

PROPOSAL 3: Approval of the Company's 1996 Non-Employee Directors' Stock Option Plan, as amended, to (i) provide for automatic grants to each non-employee director other than the Chairman of options to purchase 10,000 shares upon becoming a member of the Board of Directors and 2,500 shares on the date of each annual meeting of shareholders, commencing with the 2000 annual meeting,
(ii) provide for an automatic grant to the Chairman of the Board of options to purchase 15,000 shares upon becoming Chairman (less the number of shares subject to options granted upon such person's initial election to the Board, if an incumbent director is appointed Chairman), and additional grants of 3,750 shares on the date of each annual meeting of shareholders, commencing with the 2000 annual meeting; and (iii) provide for discretionary grants to non-employee directors of options to purchase shares in amounts deemed appropriate by the Board of Directors.

[ ] For                   [ ] Against                   [ ] Abstain

PROPOSAL 4: Ratification of the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending February 3, 2001.

[ ] For                   [ ] Against                   [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box  [ ]               Date _______________________________
Indicate changes below:                 ----------------------------------------

                                        ----------------------------------------

                                        Signature(s) in Box
                                        Please sign exactly as your name appears
                                        hereon. If the stock is registered in
                                        the names of two or more persons, each
                                        should sign. Executors, administrators,
                                        trustees, guardians and
                                        attorneys-in-fact should add their
                                        titles. If signer is a corporation,
                                        please give full corporate name and have
                                        a duly authorized officer sign, stating
                                        title. If signer is a partnership,
                                        please sign in partnership name by
                                        authorized person.
--------------------------------------------------------------------------------